AMENDMENT NO. 2


     AMENDMENT NO. 2 (this "Amendment"), dated as of June 15, 1999, to the Bank Credit Agreement (as amended and in effect from time to time, the "Credit Agreement"), by and between Rollins Leasing Corp., a Delaware corporation
(the "Borrower"), First Union National Bank, a national banking association ("First Union") and BankBoston, N.A., a national banking association ("BankBoston") (each of First Union and BankBoston being referred to hereinafter as a "Lender" and collectively as the "Lenders").

     WHEREAS, the Borrower has requested that the Lenders agree to amend certain of the terms and conditions of the Credit Agreement; and

     WHEREAS, the Lenders have agreed, subject to the satisfaction of the conditions set forth herein, to amend certain of the provisions of the Credit Agreement; and

     WHEREAS, capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     Section 1.    AMENDMENT TO THE CREDIT AGREEMENT.

     Section 1.1 The Credit Agreement is hereby amended by deleting the words "at all times" and substituting the words "at the end of each quarter" in Section 7.15.

     Section 1.2 The Credit Agreement is hereby amended by deleting the words "at all times" and substituting the words "at the end of each quarter" in Section 7.16.

     Section 1.3 Current Ratio. The Credit Agreement is hereby amended by deleting Section 7.17 thereof in its entirety.

     Section 2. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective upon receipt by each of the Lenders of a duly executed signature page hereto from the Borrower and each of the Lenders.

     Section 3. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Lenders as follows:

     Section 3.1.  Representations and Warranties in Credit Agreement.
The representations and warranties of the Borrower contained in the Credit Agreement, as amended hereby, were true and correct in all material respects when made and continue to be true and correct in all material respects on the date hereof, except as such representations and warranties are affected by the transactions contemplated or permitted by the Credit Agreement, as amended hereby, or are expressly made as of a prior date.

     Section 3.2. Authority, No Conflicts, etc. The execution, delivery and performance by the Borrower of this Amendment and the consummation of the transactions contemplated hereby, (i) are within the corporate powers of the Borrower and have been duly authorized by all necessary corporate action on the part of the Borrower, (ii) do not require any approval or consent of, or notice to or filing with, any governmental agency or authority, any court or other tribunal, or any other Person which has not been given or obtained,
(iii) do not violate any provisions of any law, rule, or regulation or any provision of any order, judgment, injunction, or decree presently in effect, or any provision of the charter documents or by-laws of the Borrower, (iv) do not result in any breach of or constitute a default under any other agreement or instrument to which the Borrower is a party or by which it or any of its properties are bound, and (v) do not result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon any of the assets or properties of the Borrower.

     Section 4. NO OTHER AMENDMENTS OR WAIVERS. Except as expressly provided in this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect. This Amendment does not, and shall not, constitute a waiver of any present or future Default or Event of Default. Nothing in this Amendment shall be construed to imply any willingness on the part of the Lenders to grant any similar or other future amendment of any of the terms and conditions of the Credit Agreement.

     Section 5. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     Section 6. EFFECTIVE DATE. Subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, this Amendment shall be deemed to be effective as of the date first above written.

     Section 7. GOVERNING LAW. This Amendment shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and shall for all purposes be construed in accordance with and governed by the internal laws of said Commonwealth, without reference to principles of conflicts of law.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                       ROLLINS LEASING CORP.
Attest:   _______________              By:     __________________________
                                       Title:  __________________________
                                       Name: ____________________________

                                       FIRST UNION NATIONAL BANK
                                       By:     __________________________
                                       Title:  __________________________
                                       Name: ____________________________

                                       BANKBOSTON, N.A.
                                       By:     __________________________
                                       Title:  __________________________
                                       Name: ____________________________